EXHIBIT 10.02

English translation for convenience purposes only

Notice of Credit Line Changes

To :   Wuhan Kingold Jewellery Co., LTD (boworrer applicant):

It is hereby announced that the credit line of Wuhan Kingold Jewellery Co., LTD has increased to 400 million RMB, from 22 July of 2013 to 22 July of 2014.

China Construction Bank Corporation Wuhan Jiang’an Subbranch (Seal)

08/08/2013